Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2020

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI 1” means Carey Watermark Investors Incorporated and “CWI 2” means Carey Watermark Investors 2 Incorporated. “Managed Programs” means CPA:18 – Global and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed Programs prior to the CPA:17 Merger. “CWI 1 and CWI 2 Merger” means the merger between CWI 1 and CWI 2, which closed on April 13, 2020. Subsequently, the combined company was renamed Watermark Lodging Trust, Inc. (“WLT”). CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; and same store pro rata rental income. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2020

W. P. Carey Inc.
Overview – Second Quarter 2020

Summary Metrics
As of or for the three months ended June 30, 2020.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$283,647	$6,883	$290,530
Net income attributable to W. P. Carey ($000s)	81,825	23,475	105,300
Net income attributable to W. P. Carey per diluted share	0.47	0.14	0.61
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	263,624	N/A	263,624
Adjusted EBITDA ($000s) (a) (b)	250,536	7,318	257,854
AFFO attributable to W. P. Carey ($000s) (a) (b)	191,680	6,230	197,910
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.10	0.04	1.14

Dividends declared per share – current quarter			1.042
Dividends declared per share – current quarter annualized			4.168
Dividend yield – annualized, based on quarter end share price of $67.65			6.2%
Dividend payout ratio – for the six months ended June 30, 2020 (c)			87.1%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $67.65 ($000s)			$11,763,687
Pro rata net debt ($000s) (d)			6,221,613
Enterprise value ($000s)			17,985,300

Total consolidated debt ($000s)			6,122,267
Gross assets ($000s) (e)			15,041,075
Liquidity ($000s) (f)			2,183,920

Pro rata net debt to enterprise value (b)			34.6%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			6.0x
Total consolidated debt to gross assets			40.7%
Total consolidated secured debt to gross assets			9.5%

Weighted-average interest rate (b)			3.2%
Weighted-average debt maturity (years) (b)			4.7

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g) (h)			$1,134,356
ABR – unencumbered portfolio ($000s) (g) (i)			$835,544
Number of net-leased properties			1,216
Number of operating properties (j)			20
Number of tenants – net-leased properties			352

ABR from investment grade tenants as a % of total ABR – net-leased properties (k)			29.7%

Net-leased properties – square footage (millions)			141.9

Occupancy – net-leased properties			98.9%
Weighted-average lease term (years)			10.7

Maximum commitment for capital investment projects expected to be completed during 2020 ($000s)			$42,417
Acquisitions and completed capital investment projects – current quarter ($000s)			148,180
Dispositions – current quarter ($000s)			—
________

(a)
Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

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W. P. Carey Inc.
Overview – Second Quarter 2020

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $752.5 million and above-market rent intangible assets of $420.0 million.

(f)
Represents (i) availability under our Senior Unsecured Credit Facility, (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 3,999,000 remaining shares and a net offering price of $67.30 as of June 30, 2020, which will be updated at each quarter end).

(g)	See the Terms and Definitions section in the Appendix for a description of ABR.

(h)
On an annualized basis, contractual rental income for the current quarter from leases totaling (i) less than 0.1% of ABR was deemed collectible but unpaid as of July 31, 2020, (ii) 1.7% of ABR was deferred and/or in a free rent period as of June 30, 2020, and (iii) 1.6% of ABR was unpaid and does not meet the requirements for collectibility under US GAAP.

(i)	Represents ABR from properties unencumbered by non-recourse mortgage debt.

(j)	Comprised of 19 self-storage properties and one hotel.

(k)
Percentage of portfolio is based on ABR, as of June 30, 2020. Includes tenants or guarantors with investment grade ratings (22.2%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2020

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Jun. 30, 2020	Annualized
Normalized pro rata cash NOI (a) (b)	$263,624	$1,054,496

Investment Management
Adjusted EBITDA (a) (b)	7,318	29,272
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	3,605	14,420
Operating partnership interest in real estate cash flow of CPA:18 – Global (d)	2,029	8,116
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2020
Assets
Book value of real estate excluded from normalized pro rata cash NOI (e)		$150,958
Cash and cash equivalents		137,157
Due from affiliates		11,074
Other assets, net:
Straight-line rent adjustments		$158,336
Investment in shares of a cold storage operator		146,190
Restricted cash, including escrow		66,835
Office lease right-of-use assets, net		65,352
Deferred charges		48,339
Taxes receivable		42,707
Non-rent tenant and other receivables		41,404
Loans receivable		36,737
Securities and derivatives		28,742
Deposits for construction		20,942
Prepaid expenses		13,982
Deferred income taxes		9,486
Investment in shares of Guggenheim Credit Income Fund		7,570
Other intangible assets, net		6,293
Rent receivables		4,538
Leasehold improvements, furniture and fixtures		3,408
Other		705
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed below)		$701,566

Liabilities
Total pro rata debt outstanding (b) (f)		$6,358,770
Dividends payable		183,738
Deferred income taxes		134,519
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$154,799
Operating lease liabilities		144,078
Prepaid and deferred rents		87,481
Tenant security deposits		49,325
Accrued taxes payable		39,048
Securities and derivatives		7,112
Other		33,968
Total accounts payable, accrued expenses and other liabilities		$515,811

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2020

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (g)
CPA:18 – Global (h)	4.1%	$51,494
CESH (i)	2.4%	3,492
		54,986
Ownership in WLT: (j)
Investment in common shares of WLT	5.3%	49,210
Investment in preferred shares of WLT	N/A	46,312
		95,522
		$150,508
________

(a)
Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
Asset management revenue in this table for the three months ended June 30, 2020 excludes $0.5 million and $0.4 million from CWI 1 and CWI 2, respectively, which were recognized prior to the CWI 1 and CWI 2 Merger on April 13, 2020.

(d)	We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.

(e)
Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in a Las Vegas retail center.

(f)	Excludes unamortized discount, net totaling $25.3 million and unamortized deferred financing costs totaling $21.5 million as of June 30, 2020.

(g)	Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.

(h)
The estimated value of CPA:18 – Global is based on its net asset value per share (“NAV”) of $8.29 as of March 31, 2020, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAV.

(i)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

(j)
In connection with the CWI 1 and CWI 2 Merger, the operating partnerships of each of CWI 1 and CWI 2 redeemed the special general partner interests that we previously held, for which we received 1,300,000 shares of CWI 2 preferred stock and 2,840,549 shares in CWI 2 common stock. In addition, our 6,074,046 shares in CWI 1 common stock were exchanged for 5,531,025 shares in WLT common stock at the time of the merger, and prior to merger, we owned 3,836,669 shares in CWI 2 common stock. Our total investment in 12,208,243 common shares of WLT is included in Equity investments in the Managed Programs and real estate (as an equity investment in real estate) on our consolidated balance sheets. Our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities. Both investments are included within our Real Estate segment.

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W. P. Carey Inc.
Financial Results
Second Quarter 2020

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2020

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Revenues
Real Estate:
Lease revenues	$280,303	$282,110	$274,795	$278,839	$269,802
Lease termination income and other	1,917	6,509	12,317	14,377	6,304
Operating property revenues	1,427	5,967	9,250	9,538	15,436
	283,647	294,586	296,362	302,754	291,542
Investment Management:
Asset management revenue	4,472	9,889	9,732	9,878	9,790
Reimbursable costs from affiliates	2,411	4,030	4,072	4,786	3,821
Structuring and other advisory revenue	—	494	1,061	587	58
	6,883	14,413	14,865	15,251	13,669
	290,530	308,999	311,227	318,005	305,211
Operating Expenses
Depreciation and amortization	107,477	116,194	111,607	109,517	113,632
General and administrative	17,472	20,745	17,069	17,210	19,729
Reimbursable tenant costs	13,796	13,175	12,877	15,611	13,917
Property expenses, excluding reimbursable tenant costs	11,651	10,075	9,341	10,377	9,915
Stock-based compensation expense	2,918	2,661	4,939	4,747	4,936
Reimbursable costs from affiliates	2,411	4,030	4,072	4,786	3,821
Operating property expenses	1,388	5,223	8,000	8,547	10,874
Merger and other expenses	1,074	187	(811)	70	696
Subadvisor fees	192	1,277	1,964	1,763	1,650
Impairment charges	—	19,420	6,758	25,781	—
	158,379	192,987	175,816	198,409	179,170
Other Income and Expenses
Interest expense	(52,182)	(52,540)	(53,667)	(58,626)	(59,719)
Equity in earnings (losses) of equity method investments in the Managed Programs and real estate (a)	33,983	(45,790)	8,018	5,769	3,951
Other gains and (losses) (b)	8,847	(4,423)	43,593	(12,402)	(671)
Gain (loss) on sale of real estate, net	—	11,751	17,501	71	(362)
Loss on change in control of interests (c)	—	—	—	(8,416)	—
	(9,352)	(91,002)	15,445	(73,604)	(56,801)
Income before income taxes	122,799	25,010	150,856	45,992	69,240
(Provision for) benefit from income taxes	(7,595)	41,692	(21,064)	(4,157)	(3,119)
Net Income	115,204	66,702	129,792	41,835	66,121
Net income attributable to noncontrolling interests (a)	(9,904)	(612)	(420)	(496)	(83)
Net Income Attributable to W. P. Carey	$105,300	$66,090	$129,372	$41,339	$66,038

Basic Earnings Per Share	$0.61	$0.38	$0.75	$0.24	$0.39
Diluted Earnings Per Share	$0.61	$0.38	$0.75	$0.24	$0.38
Weighted-Average Shares Outstanding
Basic	173,401,749	173,249,236	173,153,811	172,235,066	171,304,112
Diluted	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625

Dividends Declared Per Share	$1.042	$1.040	$1.038	$1.036	$1.034
________

(a)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(b)
Amount for the three months ended June 30, 2020 is primarily comprised of realized gains on foreign currency exchange derivatives of $4.4 million and a net release of our allowance for credit losses reserve of $3.6 million.

(c)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2020

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Revenues
Lease revenues	$280,303	$282,110	$274,795	$278,839	$269,802
Lease termination income and other	1,917	6,509	12,317	14,377	6,304
Operating property revenues	1,427	5,967	9,250	9,538	15,436
	283,647	294,586	296,362	302,754	291,542
Operating Expenses
Depreciation and amortization (a)	107,477	115,207	110,648	108,573	112,666
General and administrative (a)	17,472	14,922	12,634	13,973	15,001
Reimbursable tenant costs	13,796	13,175	12,877	15,611	13,917
Property expenses, excluding reimbursable tenant costs	11,651	10,075	9,341	10,377	9,915
Stock-based compensation expense (a)	2,918	1,970	3,531	3,435	3,482
Operating property expenses	1,388	5,223	8,000	8,547	10,874
Merger and other expenses	935	(132)	(811)	70	696
Impairment charges	—	19,420	6,758	25,781	—
	155,637	179,860	162,978	186,367	166,551
Other Income and Expenses
Interest expense	(52,182)	(52,540)	(53,667)	(58,626)	(59,719)
Other gains and (losses)	9,942	(5,776)	43,581	(12,938)	(1,362)
Equity in earnings of equity method investments in real estate	211	1,565	1,631	578	230
Gain (loss) on sale of real estate, net	—	11,751	17,501	71	(362)
Loss on change in control of interests (b)	—	—	—	(8,416)	—
	(42,029)	(45,000)	9,046	(79,331)	(61,213)
Income before income taxes	85,981	69,726	142,430	37,056	63,778
(Provision for) benefit from income taxes	(4,117)	31,800	(18,113)	(3,511)	(3,019)
Net Income from Real Estate	81,864	101,526	124,317	33,545	60,759
Net (income) loss attributable to noncontrolling interests	(39)	(612)	16	11	9
Net Income from Real Estate Attributable to W. P. Carey	$81,825	$100,914	$124,333	$33,556	$60,768

Basic Earnings Per Share	$0.47	$0.58	$0.72	$0.19	$0.36
Diluted Earnings Per Share	$0.47	$0.58	$0.72	$0.19	$0.35
Weighted-Average Shares Outstanding
Basic	173,401,749	173,249,236	173,153,811	172,235,066	171,304,112
Diluted	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625
________

(a)
Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.

(b)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2020

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Revenues
Asset management revenue	$4,472	$9,889	$9,732	$9,878	$9,790
Reimbursable costs from affiliates	2,411	4,030	4,072	4,786	3,821
Structuring and other advisory revenue	—	494	1,061	587	58
	6,883	14,413	14,865	15,251	13,669
Operating Expenses
Reimbursable costs from affiliates	2,411	4,030	4,072	4,786	3,821
Subadvisor fees	192	1,277	1,964	1,763	1,650
Merger and other expenses	139	319	—	—	—
General and administrative (a)	—	5,823	4,435	3,237	4,728
Depreciation and amortization (a)	—	987	959	944	966
Stock-based compensation expense (a)	—	691	1,408	1,312	1,454
	2,742	13,127	12,838	12,042	12,619
Other Income and Expenses
Equity in earnings (losses) of equity method investments in the Managed Programs (b)	33,772	(47,355)	6,387	5,191	3,721
Other gains and (losses)	(1,095)	1,353	12	536	691
	32,677	(46,002)	6,399	5,727	4,412
Income (loss) before income taxes	36,818	(44,716)	8,426	8,936	5,462
(Provision for) benefit from income taxes	(3,478)	9,892	(2,951)	(646)	(100)
Net Income (Loss) from Investment Management	33,340	(34,824)	5,475	8,290	5,362
Net income attributable to noncontrolling interests (b)	(9,865)	—	(436)	(507)	(92)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$23,475	$(34,824)	$5,039	$7,783	$5,270

Basic Earnings (Loss) Per Share	$0.14	$(0.20)	$0.03	$0.05	$0.03
Diluted Earnings (Loss) Per Share	$0.14	$(0.20)	$0.03	$0.05	$0.03
Weighted-Average Shares Outstanding
Basic	173,401,749	173,249,236	173,153,811	172,235,066	171,304,112
Diluted	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625
________

(a)
Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.

(b)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2020

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income attributable to W. P. Carey	$105,300	$66,090	$129,372	$41,339	$66,038
Adjustments:
Depreciation and amortization of real property	106,264	114,913	110,354	108,279	112,360
Impairment charges	—	19,420	6,758	25,781	—
(Gain) loss on sale of real estate, net	—	(11,751)	(17,501)	(71)	362
Loss on change in control of interests (a)	—	—	—	8,416	—
Proportionate share of adjustments to equity in net income of partially owned entities (b) (c) (d)	(19,117)	50,477	2,703	4,210	4,489
Proportionate share of adjustments for noncontrolling interests (e)	(588)	578	(4)	(4)	(31)
Total adjustments	86,559	173,637	102,310	146,611	117,180
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	191,859	239,727	231,682	187,950	183,218
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,956	11,780	17,037	14,969	16,450
Straight-line and other rent adjustments (g)	(11,720)	(7,092)	(11,184)	(6,370)	(7,975)
Other (gains) and losses (h)	(4,259)	9,815	(38,196)	18,618	5,724
Amortization of deferred financing costs	2,993	3,089	3,225	2,991	2,774
Stock-based compensation	2,918	2,661	4,939	4,747	4,936
Merger and other expenses	1,074	187	(811)	70	696
Other amortization and non-cash items	488	408	546	379	1,706
Tax (benefit) expense – deferred and other (i) (j) (k)	(229)	(47,923)	12,874	(1,039)	(933)
Proportionate share of adjustments to equity in net income of partially owned entities (d) (l)	1,251	3,895	1,908	1,920	1,876
Proportionate share of adjustments for noncontrolling interests (c)	579	(7)	(5)	(12)	(7)
Total adjustments	6,051	(23,187)	(9,667)	36,273	25,247
AFFO Attributable to W. P. Carey (f)	$197,910	$216,540	$222,015	$224,223	$208,465

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$191,859	$239,727	$231,682	$187,950	$183,218
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.11	$1.38	$1.34	$1.09	$1.07
AFFO attributable to W. P. Carey (f)	$197,910	$216,540	$222,015	$224,223	$208,465
AFFO attributable to W. P. Carey per diluted share (f)	$1.14	$1.25	$1.28	$1.30	$1.22
Diluted weighted-average shares outstanding	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(c)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(d)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

(e)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(f)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(g)
Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis. Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(h)
Amount for the three months ended June 30, 2020 is primarily comprised of a net release of our allowance for credit losses reserve of $3.6 million, gains from foreign currency movements of $3.4 million, unrealized loss on derivatives of $(1.4) million and loss on marketable securities of $(1.2) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(i)
Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.

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W. P. Carey Inc.
Financial Results – Second Quarter 2020

(j)
Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.

(k)
Amount for the three months ended March 31, 2020 includes a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

(l)
Beginning with the first quarter of 2020, this adjustment includes dividends received from CWI 1 and CWI 2 (through April 13, 2020, the date of the CWI 1 and CWI 2 Merger) and from WLT (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such dividends during the second quarter of 2020, due to the adverse effect of COVID-19.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Second Quarter 2020

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income from Real Estate attributable to W. P. Carey	$81,825	$100,914	$124,333	$33,556	$60,768
Adjustments:
Depreciation and amortization of real property	106,264	114,913	110,354	108,279	112,360
Impairment charges	—	19,420	6,758	25,781	—
(Gain) loss on sale of real estate, net	—	(11,751)	(17,501)	(71)	362
Loss on change in control of interests (a)	—	—	—	8,416	—
Proportionate share of adjustments to equity in net income of partially owned entities (b)	3,352	3,365	2,703	4,210	4,489
Proportionate share of adjustments for noncontrolling interests (c)	(588)	578	(4)	(4)	(31)
Total adjustments	109,028	126,525	102,310	146,611	117,180
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	190,853	227,439	226,643	180,167	177,948
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,956	11,780	17,037	14,969	16,450
Straight-line and other rent adjustments (e)	(11,720)	(7,092)	(11,184)	(6,370)	(7,975)
Other (gains) and losses (f)	(5,437)	10,973	(38,546)	18,956	5,888
Tax (benefit) expense – deferred and other (g)	(3,051)	(37,956)	9,748	(1,414)	(853)
Amortization of deferred financing costs	2,993	3,089	3,225	2,991	2,774
Stock-based compensation	2,918	1,970	3,531	3,435	3,482
Merger and other expenses	935	(132)	(811)	70	696
Other amortization and non-cash items	488	209	348	180	1,510
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	166	(274)	202	(113)	(89)
Proportionate share of adjustments for noncontrolling interests (c)	579	(7)	(5)	(12)	(7)
Total adjustments	827	(17,440)	(16,455)	32,692	21,876
AFFO Attributable to W. P. Carey – Real Estate (d)	$191,680	$209,999	$210,188	$212,859	$199,824

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$190,853	$227,439	$226,643	$180,167	$177,948
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.10	$1.31	$1.31	$1.04	$1.04
AFFO attributable to W. P. Carey – Real Estate (d)	$191,680	$209,999	$210,188	$212,859	$199,824
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.10	$1.21	$1.21	$1.23	$1.17
Diluted weighted-average shares outstanding	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(d)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(e)
Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis. Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(f)
Amount for the three months ended June 30, 2020 is primarily comprised of a net release of our allowance for credit losses reserve of $3.6 million, losses from foreign currency movements of $3.3 million and unrealized loss on derivatives of $(1.4) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(g)
Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.

(h)
Subsequent to the CWI 1 and CWI 2 Merger on April 13, 2020, this adjustment includes dividends received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such dividends during the second quarter of 2020, due to the adverse effect of COVID-19.

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W. P. Carey Inc.
Financial Results – Second Quarter 2020

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income (loss) from Investment Management attributable to W. P. Carey	$23,475	$(34,824)	$5,039	$7,783	$5,270
Adjustments:
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	(22,469)	47,112	—	—	—
Total adjustments	(22,469)	47,112	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (d)	1,006	12,288	5,039	7,783	5,270
Adjustments:
Tax expense (benefit) – deferred and other (e) (f)	2,822	(9,967)	3,126	375	(80)
Other (gains) and losses (g)	1,178	(1,158)	350	(338)	(164)
Merger and other expenses	139	319	—	—	—
Stock-based compensation	—	691	1,408	1,312	1,454
Other amortization and non-cash items	—	199	198	199	196
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	1,085	4,169	1,706	2,033	1,965
Total adjustments	5,224	(5,747)	6,788	3,581	3,371
AFFO Attributable to W. P. Carey – Investment Management (d)	$6,230	$6,541	$11,827	$11,364	$8,641

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (d)	$1,006	$12,288	$5,039	$7,783	$5,270
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (d)	$0.01	$0.07	$0.03	$0.05	$0.03
AFFO attributable to W. P. Carey – Investment Management (d)	$6,230	$6,541	$11,827	$11,364	$8,641
AFFO attributable to W. P. Carey per diluted share – Investment Management (d)	$0.04	$0.04	$0.07	$0.07	$0.05
Diluted weighted-average shares outstanding	173,472,755	173,460,053	173,442,101	172,486,506	171,490,625
________

(a)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)	Amount for the three months ended March 31, 2020 represents non-cash other-than-temporary impairment charges recognized on our equity investments in CWI 1 and CWI 2.

(d)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(e)
Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.

(f)
Amount for the three months ended March 31, 2020 includes a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

(g)
Amount for the three months ended June 30, 2020 is primarily comprised of loss on marketable securities of $(1.2) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(h)
For the first quarter of 2020, and through April 13, 2020 (the date of the CWI 1 and CWI 2 Merger), this adjustment includes dividends received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Second Quarter 2020

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2020.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,950	$(30)	$1,400	(c)
Lease termination income and other	65	—	—
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,247	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Structuring and other advisory revenue	—	—	—

Operating Expenses
Depreciation and amortization	3,090	(4)	(109,550)	(d)
General and administrative	7	—	—
Reimbursable tenant costs	513	(7)	170
Property expenses, excluding reimbursable tenant costs	201	—	(399)	(e)
Stock-based compensation expense	—	—	(2,918)	(e)
Reimbursable costs from affiliates	—	—	—
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	760	—	(25)
Merger and other expenses	—	—	(1,075)
Subadvisor fees	—	—	—

Other Income and Expenses
Interest expense	(1,343)	—	2,906	(f)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our ownership in the Managed Programs	—	(9,865)	(21,384)	(g)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Income related to our ownership in WLT	—	—	—	(h)
Income related to joint ventures	(358)	—	456	(i)
Other gains and (losses)	17	6	(4,272)	(j)

Provision for income taxes	(7)	—	(293)	(k)
Net income attributable to noncontrolling interests	—	9,878	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $13.0 million and the elimination of non-cash amounts related to straight-line rent and other of $11.6 million.

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

(f)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

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W. P. Carey Inc.
Financial Results – Second Quarter 2020

(g)
Includes adjustment to exclude a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment. Also represents adjusted modified funds from operations (“Adjusted MFFO”) from CPA:18 – Global in place of our pro rata share of net income from our ownership in CPA:18 – Global. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(h)
Represents dividends received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such dividends during the second quarter of 2020, due to the adverse effect of COVID-19.

(i)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(j)
Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities, allowance for credit losses and other items.

(k)
Primarily represents the elimination of deferred taxes. Adjustment also includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.

Investing for the long runTM | 14

W. P. Carey Inc.
Financial Results – Second Quarter 2020

Capital Expenditures
In thousands. For the three months ended June 30, 2020.

Tenant Improvements and Leasing Costs
Tenant improvements	$2,749
Leasing costs	107
Tenant Improvements and Leasing Costs	2,856

Maintenance Capital Expenditures
Net-lease properties	542
Operating properties	206
Maintenance Capital Expenditures	748

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$3,604

Non-Maintenance Capital Expenditures
Net-lease properties	$3,364
Operating properties	—
Non-Maintenance Capital Expenditures	$3,364

Pre-Development Capital Expenditures
Net-lease properties	$1,038
Operating properties	—
Pre-Development Capital Expenditures	$1,038

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W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2020

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2020

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Jun. 30, 2020	Dec. 31, 2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,287,575	$9,856,191
Net investments in direct financing leases	752,630	896,549
In-place lease intangible assets and other	2,197,714	2,186,851
Above-market rent intangible assets	896,051	909,139
Investments in real estate	14,133,970	13,848,730
Accumulated depreciation and amortization (b)	(2,257,551)	(2,035,995)
Assets held for sale, net (c)	—	104,010
Net investments in real estate	11,876,419	11,916,745
Equity investments in the Managed Programs and real estate (d)	284,643	324,004
Cash and cash equivalents	137,157	196,028
Due from affiliates	11,074	57,816
Other assets, net	747,878	631,637
Goodwill	898,842	934,688
Total assets	$13,956,013	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,384,879	$4,390,189
Unsecured term loans, net	290,827	—
Unsecured revolving credit facility	22,366	201,267
Non-recourse mortgages, net	1,424,195	1,462,487
Debt, net	6,122,267	6,053,943
Accounts payable, accrued expenses and other liabilities	515,811	487,405
Below-market rent and other intangible liabilities, net	197,223	210,742
Deferred income taxes	134,519	179,309
Dividends payable	183,738	181,346
Total liabilities	7,153,558	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 173,890,427 and 172,278,242 shares, respectively, issued and outstanding	174	172
Additional paid-in capital	8,815,108	8,717,535
Distributions in excess of accumulated earnings	(1,765,892)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(290,613)	(255,667)
Total stockholders' equity	6,800,791	6,941,929
Noncontrolling interests	1,664	6,244
Total equity	6,802,455	6,948,173
Total liabilities and equity	$13,956,013	$14,060,918
________

(a)	Includes $83.3 million and $83.1 million of amounts attributable to operating properties as of June 30, 2020 and December 31, 2019, respectively.

(b)
Includes $1.1 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of June 30, 2020 and December 31, 2019, respectively, and $1.2 billion and $1.1 billion of accumulated amortization on lease intangibles as of June 30, 2020 and December 31, 2019, respectively.

(c)	At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.

(d)
Our equity investments in real estate totaled $235.7 million and $194.4 million as of June 30, 2020 and December 31, 2019, respectively. Our equity investments in the Managed Programs totaled $48.9 million and $129.6 million as of June 30, 2020 and December 31, 2019, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2020

Capitalization
In thousands, except share and per share amounts. As of June 30, 2020.

Description	Shares	Share Price	Market Value
Equity
Common equity	173,890,427	$67.65	$11,763,687
Preferred equity			—
Total Equity Market Capitalization			11,763,687

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,619,752
Unsecured term loans (due February 20, 2025)			292,152
Unsecured revolving credit facility (due February 20, 2025)			22,366
Senior unsecured notes:
Due January 20, 2023 (EUR)			559,900
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			559,900
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			559,900
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			559,900
Due April 15, 2028 (EUR)			559,900
Due July 15, 2029 (USD)			325,000
Total Pro Rata Debt			6,358,770

Total Capitalization			$18,122,457
________

(a)	Excludes unamortized discount, net totaling $25.3 million and unamortized deferred financing costs totaling $21.5 million as of June 30, 2020.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2020

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2020.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$1,113,647	5.1%	$177,324	3.7%	$27,166	4.8%	$1,318,137	20.7%	4.9%	2.7
Variable:
Swapped	75,167	4.8%	142,187	2.2%	—	—%	217,354	3.5%	3.1%	3.2
Floating	—	—%	55,990	1.3%	15,693	2.7%	71,683	1.1%	1.6%	2.2
Capped	—	—%	12,578	1.6%	—	—%	12,578	0.2%	1.6%	3.1
Total Pro Rata Non-Recourse Debt	1,188,814	5.1%	388,079	2.7%	42,859	4.0%	1,619,752	25.5%	4.5%	2.7

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	559,900	2.0%	—	—%	559,900	8.8%	2.0%	2.6
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.9%	4.6%	3.8
Due July 19, 2024	—	—%	559,900	2.3%	—	—%	559,900	8.8%	2.3%	4.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.1%	4.0%	4.6
Due April 9, 2026	—	—%	559,900	2.3%	—	—%	559,900	8.8%	2.3%	5.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.4%	4.3%	6.3
Due April 15, 2027	—	—%	559,900	2.1%	—	—%	559,900	8.8%	2.1%	6.8
Due April 15, 2028	—	—%	559,900	1.4%	—	—%	559,900	8.8%	1.4%	7.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	5.1%	3.9%	9.0
Total Senior Unsecured Notes	1,625,000	4.2%	2,799,500	2.0%	—	—%	4,424,500	69.5%	2.8%	5.5
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	108,061	1.0%	184,091	1.4%	292,152	4.6%	1.3%	4.6
Unsecured revolving credit facility (due February 20, 2025) (e)	—	—%	—	—%	22,366	0.9%	22,366	0.4%	0.9%	4.6
Total Recourse Debt	1,625,000	4.2%	2,907,561	2.0%	206,457	1.4%	4,739,018	74.5%	2.7%	5.4

Total Pro Rata Debt Outstanding	$2,813,814	4.6%	$3,295,640	2.1%	$249,316	1.8%	$6,358,770	100.0%	3.2%	4.7
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $25.3 million and unamortized deferred financing costs totaling $21.5 million as of June 30, 2020.

(d)	We incurred interest at Euro Interbank Offered Rate (“EURIBOR”) plus 0.95% or British pound sterling (“GBP”) London Interbank Offered Rate (“LIBOR”) plus 0.95% on our Unsecured term loans.

(e)
We incurred interest at Japanese yen (“JPY”) LIBOR plus 0.85% on our Unsecured revolving credit facility. JPY LIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was approximately $1.8 billion as of June 30, 2020.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2020

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2020.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2020	9	$15,218	4.9%	$109,784	$110,569	1.7%
2021	53	46,012	5.0%	241,082	246,619	3.9%
2022	37	78,065	4.8%	418,349	440,827	6.9%
2023	39	74,336	3.6%	345,910	386,881	6.1%
2024	48	45,057	4.0%	178,606	222,442	3.5%
2025	17	21,161	4.7%	86,075	116,936	1.8%
2026	9	12,476	6.1%	31,535	52,249	0.8%
2027	2	2,507	4.7%	21,450	29,922	0.5%
2028	1	3,042	7.0%	—	9,797	0.2%
2031	1	938	6.0%	—	3,510	0.1%
Total Pro Rata Non-Recourse Debt	216	$298,812	4.5%	$1,432,791	1,619,752	25.5%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		559,900	8.8%
Due April 1, 2024 (USD)			4.6%		500,000	7.9%
Due July 19, 2024 (EUR)			2.3%		559,900	8.8%
Due February 1, 2025 (USD)			4.0%		450,000	7.1%
Due April 9, 2026 (EUR)			2.3%		559,900	8.8%
Due October 1, 2026 (USD)			4.3%		350,000	5.4%
Due April 15, 2027 (EUR)			2.1%		559,900	8.8%
Due April 15, 2028 (EUR)			1.4%		559,900	8.8%
Due July 15, 2029 (USD)			3.9%		325,000	5.1%
Total Senior Unsecured Notes			2.8%		4,424,500	69.5%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.3%		292,152	4.6%
Unsecured revolving credit facility (due February 20, 2025) (e)			0.9%		22,366	0.4%
Total Recourse Debt			2.7%		4,739,018	74.5%

Total Pro Rata Debt Outstanding			3.2%		$6,358,770	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $25.3 million and unamortized deferred financing costs totaling $21.5 million as of June 30, 2020.

(d)	We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.

(e)
We incurred interest at JPY LIBOR plus 0.85% on our Unsecured revolving credit facility. JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was approximately $1.8 billion as of June 30, 2020.

Investing for the long runTM | 20

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2020

Senior Unsecured Notes
As of June 30, 2020.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Stable	Baa2
Standard & Poor's	BBB	Stable	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2020
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.9%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	9.5%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.1x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	241.3%

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate
Second Quarter 2020

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Jun. 30, 2020	Total Funded Through Jun. 30, 2020	Maximum Commitment
Tenant	Location								Remaining	Total
Sonae MC (b)	Azambuja, Portugal	Expansion	Warehouse	Q3 2020	303,940	20	$1,620	$1,620	$25,143	$26,763
Boot Barn Holdings, Inc.	Wichita, KS	Expansion	Warehouse	Q3 2020	43,248	15	—	—	3,000	3,000
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (c)	Various, Germany	Renovation	Retail	Q4 2020	N/A	17	—	10,510	2,144	12,654
Expected Completion Date 2020 Total					347,188		1,620	12,130	30,287	42,417

American Axle & Manufacturing, Inc. (b) (d)	Langen, Germany	Build-to-Suit	Industrial	Q1 2021	168,000	20	7,113	28,245	26,954	55,990
Stress Engineering Services, Inc. (d)	Mason, OH	Expansion	Office	Q1 2021	6,810	20	85	88	2,411	2,500
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	2,275	28,132	41,868	70,000
Expected Completion Date 2021 Total					174,810		9,473	56,465	71,233	128,490

					521,998		$11,093	$68,595	$101,520	$170,907
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Commitment amounts are based on the applicable exchange rate at period end.

(c)	We started receiving partial rent for this project prior to June 30, 2020.

(d)	We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the six months ended June 30, 2020.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q20
DSG International PLC (a)	Newark, United Kingdom	$111,546	Jan-20	Warehouse	726,216
Columbia Helicopters, Inc. (b)	Aurora, OR	23,755	Jan-20	Industrial	187,016
Leoni AG (a)	Kitzingen, Germany	53,666	Mar-20	Office	272,286
1Q20 Total		188,967			1,185,518

2Q20 (N/A)

Year-to-Date Total		188,967			1,185,518

Completed Capital Investment Projects
1Q20
Clayco, Inc.	St. Louis, MO	4,000	Jan-20	Office	N/A
Astellas US Holding, Inc.	Westborough, MA	52,172	Jan-20	Laboratory	10,063
Danske Fragtmænd A/S (a)	Vojens, Denmark	10,611	Jan-20	Warehouse	88,620
1Q20 Total		66,783			98,683

2Q20
Fresenius Medical Care Holdings, Inc.	Knoxville, TN	66,045	Jun-20	Warehouse	614,069
Cuisine Solutions, Inc. (c)	San Antonio, TX	73,951	Jun-20	Industrial	312,303
Hilite Europe GmbH (a)	Marktheidenfeld, Germany	8,184	Jun-20	Warehouse	71,607
2Q20 Total		148,180			997,979

Year-to-Date Total		214,963			1,096,662

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$403,930			2,282,180
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Amount excludes approximately $5.0 million in contingent consideration that will be released to the tenant/seller upon the tenant securing an easement on the property.

(c)	Amount excludes $4.0 million related to a purchase option for land at the property that we have not yet exercised.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2020.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q20
Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, MN	$150	Jan-20	Office	10,263
Shelborne Hotel (sold 95.45% controlling interest)	Miami, FL	114,540	Jan-20	Operating Hotel	N/A
Vacant	Greenville, SC	1,050	Feb-20	Warehouse	108,524
Fraikin SAS (a)	Chambray-les-Tours, France	579	Feb-20	Industrial	11,405
1Q20 Total		116,319			130,192

2Q20 (N/A)

Year-to-Date Total Dispositions		$116,319			130,192
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Joint Ventures
Dollars in thousands. As of June 30, 2020.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$117,396	$13,983	$82,177	$9,788
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,836	36,400	3,918
Bank Pekao (e)	CPA:18 – Global	50.00%	53,649	8,877	26,825	4,438
Apply Sørco AS (e)	CPA:18 – Global	49.00%	36,738	3,819	18,002	1,872
Fortenova Grupa d.d. (formerly Konzum d.d.) (e)	CPA:18 – Global	20.00%	25,591	4,299	5,118	860
Total Unconsolidated Joint Ventures			306,174	38,814	168,522	20,876

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	886	—	798
Total Consolidated Joint Ventures			—	886	—	798
Total Unconsolidated and Consolidated Joint Ventures			$306,174	$39,700	$168,522	$21,674
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized discount, net totaling $0.2 million as of June 30, 2020.

(c)	Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.1 million as of June 30, 2020.

(d)
Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of June 30, 2020, (ii) a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC, and (iii) our equity investment in common shares of WLT, as described in the Components of Net Asset Value section.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2020.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.4%	3.8
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	42	33,381	2.9%	16.7
State of Andalucía (a)	Government office properties in Spain	70	28,726	2.5%	14.5
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,124	2.4%	6.8
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	20,866	1.8%	9.9
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,332	1.8%	23.8
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.8%	3.4
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,138	1.7%	23.2
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	18,713	1.7%	23.0
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.6%	12.6
Total (c)		384	$245,441	21.6%	12.9
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2020.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
Industrial	$202,945	17.9%	38,087	26.8%
Office	165,681	14.6%	10,585	7.5%
Warehouse	146,151	12.9%	30,268	21.3%
Retail (b)	47,099	4.2%	3,016	2.2%
Self Storage (net lease)	59,083	5.2%	5,810	4.1%
Other (c)	97,805	8.6%	5,588	3.9%
U.S. Total	718,764	63.4%	93,354	65.8%

International
Industrial	71,503	6.3%	10,577	7.5%
Office	90,703	8.0%	6,614	4.6%
Warehouse	104,857	9.2%	16,805	11.9%
Retail (b)	148,519	13.1%	14,530	10.2%
Self Storage (net lease)	—	—%	—	—%
Other (c)	10	—%	—	—%
International Total	415,592	36.6%	48,526	34.2%

Total
Industrial	274,448	24.2%	48,664	34.3%
Office	256,384	22.6%	17,199	12.1%
Warehouse	251,008	22.1%	47,073	33.2%
Retail (b)	195,618	17.3%	17,546	12.4%
Self Storage (net lease)	59,083	5.2%	5,810	4.1%
Other (c)	97,815	8.6%	5,588	3.9%
Total (d)	$1,134,356	100.0%	141,880	100.0%
________

(a)	Includes square footage for vacant properties.

(b)	Includes automotive dealerships.

(c)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2020.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (a)	$253,684	22.4%	32,667	23.0%
Consumer Services	98,538	8.7%	7,482	5.3%
Automotive	76,936	6.8%	12,579	8.9%
Cargo Transportation	61,076	5.4%	9,313	6.6%
Business Services	60,938	5.4%	5,312	3.7%
Grocery	57,243	5.0%	6,549	4.6%
Healthcare and Pharmaceuticals	55,579	4.9%	4,905	3.5%
Construction and Building	42,642	3.8%	7,673	5.4%
Beverage, Food, and Tobacco	42,034	3.7%	5,175	3.6%
Capital Equipment	40,064	3.5%	6,550	4.6%
Hotel and Leisure	39,861	3.5%	2,254	1.6%
Sovereign and Public Finance	39,394	3.5%	3,364	2.4%
Containers, Packaging, and Glass	36,007	3.2%	6,186	4.4%
High Tech Industries	29,696	2.6%	3,347	2.4%
Durable Consumer Goods	28,987	2.5%	6,657	4.7%
Insurance	25,032	2.2%	1,749	1.2%
Banking	19,442	1.7%	1,247	0.9%
Telecommunications	16,771	1.5%	1,571	1.1%
Aerospace and Defense	16,493	1.4%	1,504	1.1%
Media: Advertising, Printing, and Publishing	14,782	1.3%	1,615	1.1%
Non-Durable Consumer Goods	14,356	1.3%	5,235	3.7%
Media: Broadcasting and Subscription	12,878	1.1%	784	0.5%
Wholesale	12,420	1.1%	2,005	1.4%
Chemicals, Plastics, and Rubber	12,235	1.1%	1,403	1.0%
Other (b)	27,268	2.4%	4,754	3.3%
Total (c)	$1,134,356	100.0%	141,880	100.0%
________

(a)	Includes automotive dealerships.

(b)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2020.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
South
Texas	$102,877	9.1%	11,723	8.3%
Florida	47,753	4.2%	4,033	2.8%
Georgia	29,005	2.6%	4,024	2.8%
Tennessee	19,330	1.7%	2,874	2.0%
Alabama	15,382	1.4%	2,397	1.7%
Other (b)	12,855	1.1%	2,263	1.6%
Total South	227,202	20.1%	27,314	19.2%
East
North Carolina	32,902	2.9%	8,052	5.7%
Pennsylvania	26,503	2.3%	3,210	2.3%
Massachusetts	21,309	1.9%	1,407	1.0%
New Jersey	19,554	1.7%	1,100	0.8%
South Carolina	15,383	1.4%	4,321	3.0%
Virginia	13,567	1.2%	1,430	1.0%
New York	13,347	1.2%	1,392	1.0%
Other (b)	34,095	3.0%	6,594	4.6%
Total East	176,660	15.6%	27,506	19.4%
Midwest
Illinois	49,906	4.4%	5,973	4.2%
Minnesota	25,964	2.3%	2,352	1.7%
Indiana	18,308	1.6%	2,827	2.0%
Wisconsin	15,920	1.4%	3,164	2.2%
Ohio	14,866	1.3%	3,153	2.2%
Michigan	14,171	1.2%	2,132	1.5%
Other (b)	27,088	2.4%	4,697	3.3%
Total Midwest	166,223	14.6%	24,298	17.1%
West
California	60,906	5.4%	5,183	3.7%
Arizona	34,123	3.0%	3,648	2.6%
Other (b)	53,650	4.7%	5,405	3.8%
Total West	148,679	13.1%	14,236	10.1%
U.S. Total	718,764	63.4%	93,354	65.8%
International
Germany	66,504	5.9%	7,113	5.0%
Poland	52,303	4.6%	7,215	5.1%
The Netherlands	50,388	4.4%	6,853	4.8%
Spain	49,458	4.4%	4,226	3.0%
United Kingdom	45,260	4.0%	4,035	2.8%
Italy	25,523	2.2%	2,386	1.7%
Croatia	16,745	1.5%	1,784	1.3%
Denmark	14,862	1.3%	2,408	1.7%
France	13,487	1.2%	1,347	0.9%
Canada	12,769	1.1%	2,103	1.5%
Finland	11,404	1.0%	949	0.7%
Other (c)	56,889	5.0%	8,107	5.7%
International Total	415,592	36.6%	48,526	34.2%
Total (d)	$1,134,356	100.0%	141,880	100.0%
________

(a)	Includes square footage for vacant properties.

(b)
Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Colorado, Utah, Oregon, Washington, Nevada, Hawaii, New Mexico, Wyoming, Montana and Alaska.

(c)	Includes assets in Lithuania, Mexico, Norway, Hungary, the Czech Republic, Austria, Portugal, Sweden, Japan, Slovakia, Latvia, Belgium and Estonia.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2020.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$441,929	39.0%	51,371	36.2%
Fixed	372,387	32.8%	51,801	36.5%
CPI-based	260,556	23.0%	32,769	23.1%
Other (a)	50,056	4.4%	3,677	2.6%
None	9,428	0.8%	634	0.4%
Vacant	—	—%	1,628	1.2%
Total (b)	$1,134,356	100.0%	141,880	100.0%
________

(a)	Represents leases attributable to percentage rent.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – Second Quarter 2020

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from June 30, 2019 to June 30, 2020. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2020.

	ABR
	As of Jun. 30, 2020	As of Jun. 30, 2019	Increase	% Increase
Property Type
Office	$236,097	$232,509	$3,588	1.5%
Industrial	231,055	226,508	4,547	2.0%
Warehouse	201,006	197,669	3,337	1.7%
Retail (a)	188,914	186,587	2,327	1.2%
Self Storage (net lease)	52,868	49,627	3,241	6.5%
Other (b)	95,312	94,054	1,258	1.3%
Total	$1,005,252	$986,954	$18,298	1.9%

Rent Adjustment Measure
(Uncapped) CPI	$402,817	$394,751	$8,066	2.0%
Fixed	306,746	301,857	4,889	1.6%
CPI-based	244,254	239,509	4,745	2.0%
Other (c)	45,122	44,524	598	1.3%
None	6,313	6,313	—	—%
Total	$1,005,252	$986,954	$18,298	1.9%

Geography
U.S.	$631,716	$618,868	$12,848	2.1%
Europe	352,938	347,822	5,116	1.5%
Other International (d)	20,598	20,264	334	1.6%
Total	$1,005,252	$986,954	$18,298	1.9%

Same Store Portfolio Summary
Number of properties	1,110
Square footage (in thousands)	119,105

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W. P. Carey Inc.
Real Estate – Second Quarter 2020

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended June 30, 2019 through June 30, 2020. Excludes properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2020. Same store pro rata rental income is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended Jun. 30, 2020	Three Months Ended Jun. 30, 2019	Increase	% Increase
Property Type
Office	$61,772	$61,433	$339	0.6%
Industrial	57,840	59,240	(1,400)	(2.4)%
Warehouse	49,893	51,561	(1,668)	(3.2)%
Retail (a)	44,772	45,065	(293)	(0.7)%
Self Storage (net lease)	9,688	9,002	686	7.6%
Other (b)	19,729	23,771	(4,042)	(17.0)%
Total (e)	$243,694	$250,072	$(6,378)	(2.6)%

Rent Adjustment Measure
(Uncapped) CPI	$98,243	$101,537	$(3,294)	(3.2)%
Fixed	75,363	78,244	(2,881)	(3.7)%
CPI-based	60,674	60,426	248	0.4%
Other (c)	7,595	7,368	227	3.1%
None	1,819	2,497	(678)	(27.2)%
Total (e)	$243,694	$250,072	$(6,378)	(2.6)%

Geography
U.S.	$153,915	$159,151	$(5,236)	(3.3)%
Europe	84,939	86,166	(1,227)	(1.4)%
Other International (d)	4,840	4,755	85	1.8%
Total (e)	$243,694	$250,072	$(6,378)	(2.6)%

Same Store Portfolio Summary
Number of properties	1,121
Square footage (in thousands)	124,418

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W. P. Carey Inc.
Real Estate – Second Quarter 2020

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended Jun. 30, 2020	Three Months Ended Jun. 30, 2019
Consolidated Lease Revenues
Total lease revenues – as reported (f)	$280,303	$269,802
Less: Reimbursable tenant costs – as reported	(13,796)	(13,917)
	266,507	255,885

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity investments	4,424	5,360
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(22)
	4,402	5,338

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,956	16,450
Less: Straight-line and other rent adjustments	(11,720)	(7,975)
Less: Adjustments for pro rata ownership	(6)	(38)
	1,230	8,437

Adjustment to normalize for (i) properties not continuously owned since April 1, 2019 and (ii) constant currency presentation for prior year quarter (g)	(28,445)	(19,588)

Same Store Pro Rata Rental Income (e)	$243,694	$250,072
________

(a)	Includes automotive dealerships.

(b)
Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

(e)
For the three months ended June 30, 2020, approximately $0.5 million of same store pro rata rental income (0.2% of the total) has been deferred and is expected to be collected within one year. Remaining same store pro rata rental income for that period has been collected as of July 31, 2020.

(f)
Lease revenue (including straight-line lease revenue) is only recognized when deemed probable of collection. Collectibility is assessed for each tenant receivable using various criteria, including credit ratings, guarantees, past collection issues and the current economic and business environment affecting the tenant. If collectibility of the contractual rent stream is not deemed probable, revenue will only be recognized upon receipt of cash from the tenant.

(g)
This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) that were not continuously owned and in place during the quarter ended June 30, 2019 through June 30, 2020. In addition, for the three months ended June 30, 2019, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2020 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Second Quarter 2020

Leasing Activity
For the three months ended June 30, 2020, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b) (c)	Releasing Spread			Incremental Lease Term
Industrial	—	—	$—	$—	—%	$—	$—	N/A
Office	—	—	—	—	—%	—	—	N/A
Warehouse	3,813,524	3	14,650	13,979	(4.6)%	2,176	1,295	4.1 years
Retail	—	—	—	—	—%	—	—	N/A
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (d)	3,813,524	3	$14,650	$13,979	(4.6)%	$2,176	$1,295	4.1 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			1.3%
_______

(a)	Excludes lease extensions for a period of one year or less.

(b)
Excludes a rent deferral that was negotiated as part of a lease extension on a portfolio of properties. The deferred rent will be paid back over a five-year period starting in the fourth quarter of 2020. ABR on this portfolio increased from $11.0 million to $12.1 million as a result of the deferral.

(c)	New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(d)	Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Real Estate – Second Quarter 2020

Lease Expirations
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2020.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2020	18	16	$8,683	0.8%	1,221	0.9%
2021	33	23	29,631	2.6%	3,011	2.1%
2022	31	29	48,085	4.2%	4,048	2.9%
2023	36	30	48,033	4.2%	6,046	4.3%
2024	78	52	112,555	9.9%	14,295	10.1%
2025	64	32	60,023	5.3%	7,411	5.2%
2026	36	23	52,611	4.6%	7,837	5.5%
2027	44	27	72,039	6.4%	8,226	5.8%
2028	42	24	61,233	5.4%	4,829	3.4%
2029	31	18	36,554	3.2%	4,561	3.2%
2030	27	21	68,852	6.1%	6,104	4.3%
2031	66	16	67,927	6.0%	8,154	5.7%
2032	36	15	46,866	4.1%	6,640	4.7%
2033	21	15	57,661	5.1%	7,707	5.4%
Thereafter (>2033)	222	90	363,603	32.1%	50,162	35.4%
Vacant	—	—	—	—%	1,628	1.1%
Total (b)	785		$1,134,356	100.0%	141,880	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Second Quarter 2020

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W. P. Carey Inc.
Investment Management – Second Quarter 2020

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended June 30, 2020.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,362,611	$325,393	$2,688,004
Net-lease AUM – current quarter	$1,258,514	$115,664	$1,374,178
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	70	1
Number of net-leased properties	47	3
Number of active build-to-suit projects	12	4
Number of tenants – net-leased properties	65	1
Square footage – net-leased properties	9,623	415
Occupancy (b)	98.7%	100.0%

Balance Sheet (Book Value)
Total assets	$2,173,708	$340,916
Total debt	$1,207,475	$131,609
Total debt / total assets	55.5%	38.6%

Fee Summary
Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,423,351	$332,055	$2,755,406
Asset management revenue – current quarter (e)	$2,877	$728	$3,605

Operating Partnership Interests (f)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A
Equity in earnings of equity method investments in the Managed Programs (profits interest) – current quarter	$2,029	N/A	$2,029
________

(a)
Represents appraised value of real estate assets as of March 31, 2020 (plus cash and cash equivalents, less distributions payable as of June 30, 2020) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents as of June 30, 2020) for CESH. These values were used to calculate asset management fees during the three months ended June 30, 2020 in accordance with the respective advisory agreements.

(b)	Represents occupancy for single-tenant net-leased properties.

(c)
Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(d)	Based on gross assets at fair value.

(e)	Total amount excludes $0.5 million and $0.4 million of asset management revenues from CWI 1 and CWI 2, respectively, prior to the CWI 1 and CWI 2 Merger on April 13, 2020.

(f)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Second Quarter 2020

Summary of Future Liquidity Considerations for the Managed Programs
As of June 30, 2020.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (a)	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
N/A
Distribution Related to Ownership of Shares	4.1% ownership as of 6/30/2020	2.4% ownership as of 6/30/2020
________

(a)	Not applicable to dispositions of individual assets.

(b)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Second Quarter 2020

Investing for the long runTM | 40

W. P. Carey Inc.
Appendix – Second Quarter 2020

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2020
Consolidated Lease Revenues
Total lease revenues – as reported	$280,303
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	13,796
Non-reimbursable property expenses – as reported	11,651
254,856

Plus: NOI from Operating Properties
Hotel revenues	58
Hotel expenses	(839)
(781)

Self-storage revenues	1,369
Self-storage expenses	(549)
820

254,895

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,714
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
4,692

259,587

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,956
Less: Straight-line rent amortization	(11,720)
Add: Other non-cash items	399
1,635

Pro Rata Cash NOI (a)	261,222

Adjustment to normalize for intra-period completed capital investment projects (b)	2,402

Normalized Pro Rata Cash NOI (a)	$263,624

Investing for the long runTM | 41

W. P. Carey Inc.
Appendix – Second Quarter 2020

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2020
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$81,825
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	155,637
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,651)
Less: Operating property expenses – as reported	(1,388)
142,598

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(1,917)
Less: Reimbursable property expenses – as reported	(13,796)
Add: Other income and (expenses)	42,029
Add: Provision for income taxes	4,117
30,433

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	12,956
Less: Straight-line rent amortization	(11,720)
Add: Adjustments for pro rata ownership	4,774
Adjustment to normalize for intra-period completed capital investment projects (b)	2,402
Add: Property expenses, excluding reimbursable tenant costs, non-cash	356
8,768

Normalized Pro Rata Cash NOI (a)	$263,624
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For capital investment projects completed during the three months ended June 30, 2020, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

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W. P. Carey Inc.
Appendix – Second Quarter 2020

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income	$115,204	$66,702	$129,792	$41,835	$66,121

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	107,477	116,194	111,607	109,517	113,632
Interest expense	52,182	52,540	53,667	58,626	59,719
Provision for (benefit from) income taxes	7,595	(41,692)	21,064	4,157	3,119
Consolidated EBITDA (a)	282,458	193,744	316,130	214,135	242,591

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(4,259)	9,815	(38,196)	18,618	5,724
Stock-based compensation expense	2,918	2,661	4,939	4,747	4,936
Above- and below-market rent intangible and straight-line rent adjustments (d)	1,236	4,680	12,046	8,591	8,467
Merger and other expenses	1,074	187	(811)	70	696
Other amortization and non-cash charges (e)	382	304	(5,791)	422	415
Impairment charges	—	19,420	6,758	25,781	—
(Gain) loss on sale of real estate, net	—	(11,751)	(17,501)	(71)	362
Loss on change in control of interests (f)	—	—	—	8,416	—
	1,351	25,316	(38,556)	66,574	20,600

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,884	4,475	4,300	5,471	5,744
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(22)	(459)	(530)	(117)
	4,862	4,453	3,841	4,941	5,627
Equity Investments in the Managed Programs: (g)
Less: (Income) loss from equity investments in the Managed Programs (h) (i)	(31,743)	49,271	173	288	45
Add: Distributions received from equity investments in the Managed Programs	926	2,196	2,089	1,980	1,870
	(30,817)	51,467	2,262	2,268	1,915
Adjusted EBITDA (a)	$257,854	$274,980	$283,677	$287,918	$270,733
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)
Primarily comprised of unrealized gains and losses on derivatives, allowance for credit losses and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(d)
Straight-line rent adjustments relate to our net-leased properties subject to operating leases. Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(g)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(h)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(i)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Second Quarter 2020

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income from Real Estate	$81,864	$101,526	$124,317	$33,545	$60,759

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	107,477	115,207	110,648	108,573	112,666
Interest expense	52,182	52,540	53,667	58,626	59,719
Provision for (benefit from) income taxes	4,117	(31,800)	18,113	3,511	3,019
Consolidated EBITDA – Real Estate (a)	245,640	237,473	306,745	204,255	236,163

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(5,437)	10,973	(38,546)	18,956	5,888
Stock-based compensation expense	2,918	1,970	3,531	3,435	3,482
Above- and below-market rent intangible and straight-line rent adjustments (d)	1,236	4,680	12,046	8,591	8,467
Merger and other expenses	935	(132)	(811)	70	696
Other amortization and non-cash charges (e)	382	304	(5,791)	422	415
Impairment charges	—	19,420	6,758	25,781	—
(Gain) loss on sale of real estate, net	—	(11,751)	(17,501)	(71)	362
Loss on change in control of interests (f)	—	—	—	8,416	—
	34	25,464	(40,314)	65,600	19,310

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,884	4,475	4,300	5,471	5,744
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(22)	(459)	(530)	(117)
	4,862	4,453	3,841	4,941	5,627
Adjusted EBITDA – Real Estate (a)	$250,536	$267,390	$270,272	$274,796	$261,100
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)
Primarily comprised of unrealized gains and losses on derivatives, allowance for credit losses and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(d)
Straight-line rent adjustments relate to our net-leased properties subject to operating leases. Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

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W. P. Carey Inc.
Appendix – Second Quarter 2020

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Net income (loss) from Investment Management	$33,340	$(34,824)	$5,475	$8,290	$5,362

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	3,478	(9,892)	2,951	646	100
Depreciation and amortization	—	987	959	944	966
Consolidated EBITDA – Investment Management (a)	36,818	(43,729)	9,385	9,880	6,428

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	1,178	(1,158)	350	(338)	(164)
Merger and other expenses	139	319	—	—	—
Stock-based compensation expense	—	691	1,408	1,312	1,454
	1,317	(148)	1,758	974	1,290

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (d)
Less: (Income) loss from equity investments in the Managed Programs (e) (f)	(31,743)	49,271	173	288	45
Add: Distributions received from equity investments in the Managed Programs	926	2,196	2,089	1,980	1,870
	(30,817)	51,467	2,262	2,268	1,915
Adjusted EBITDA – Investment Management (a)	$7,318	$7,590	$13,405	$13,122	$9,633
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)
Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.

(d)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(e)
Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.

(f)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Second Quarter 2020

Terms and Definitions

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, allowance for credit losses, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2020

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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